UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 9, 2005

FIRST WEST VIRGINIA BANCORP, INC.

(Exact name of registrant as specified in its charter)

West Virginia	1-13652	55-6051901
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1701 Warwood Avenue, Wheeling, West Virginia	26003
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (304) 233-0060

Former name or former address, if changed since last report Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election or Directors; Appointment of Principal Officers.

Following the request of First West Virginia Bancorp, Inc. (the “Company”) for Sylvan J. Dlesk, interim President and Chief Executive Officer of the Company, to continue in such capacities with the Company while the Company continues its search for a candidate for such positions, the Federal Reserve Bank of Cleveland on August 17, 2005 advised the Company that it has completed its review of that request and does not object to Mr. Dlesk continuing to serve as interim president and chief executive officer of the Company for a period of up to an additional 120 days or until December 23, 2005.

A similar request of the Company directed to the Office of the Comptroller of the Currency (“OCC”) to allow Mr. Dlesk to continue to serve as interim President of its wholly owned subsidiary, Progressive Bank, N.A., was likewise not objected to by the OCC; Mr. Dlesk’s term in such capacity having been extended until November 16, 2005. The subsidiary continues its search for a candidate for such position.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

FIRST WEST VIRGINIA BANCORP, INC.
(Registrant)

/s/ S.J. Dlesk
S.J. Dlesk
Acting President and Chief Executive Officer

Date: September 9, 2005